UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) OCTOBER 1, 2004.

                         CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


DELAWARE                         0-27432                      06-1393453
(State or other                (Commission                  (IRS Employer
Jurisdiction of                File Number)              Identification No.)
Incorporation)

                         SUITE 702, 300 ATLANTIC STREET
                                STAMFORD CT 06901
                    (Address of Principal Executive Offices)


Registrants telephone number, including area code (203) 327-7050


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

(a) SECURITIES SOLD. The Registrant on October 1, 2004 undertook to sell and deliver on or about October 8, 2004, 426,500 shares of the Registrant's Common Stock, Par $0.05 (the "Shares"). This undertaking is in addition to the sale of One Million shares sold on September 14, 2004 and previously reported on Form 8-K.

(b) CONSIDERATION. The Shares are being sold at the aggregate offering price of GBP 437,162.50 ($786,892.50). Commissions on a portion of the gross proceeds in the amount of GBP 303,912.50 ($547,042.50) are payable in the amount of 4.5% or GBP 13,676 ($24,617). Commissions on the balance of the gross proceeds in the amount of GBP 133,250 ($239,850) are payable in the amount of 1% or GBP 1,333 ($2,398).

(c) EXEMPTION FROM REGISTRATION CLAIMED. The Shares are being issued and sold offshore to private investors in the United Kingdom and in connection with this issue and sale the Registrant claims the exemption from registration provided by Regulation S of the Securities and Exchange Commission.

                                            SIGNATURES


                                            Clean Diesel Technologies, Inc.
                                                    (Registrant)

Date: October 6, 2004                   By: /s/ D. W. Whitwell
                                              David W. Whitwell
                                      Vice President and Chief Financial Officer


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